EXHIBIT 10.15

CSG SYSTEMS INTERNATIONAL, INC.

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (“Agreement”) is made and entered into as of the      day of         ,         , by and between CSG SYSTEMS INTERNATIONAL, INC., a Delaware corporation, and its wholly-owned subsidiary CSG SYSTEMS, INC., a Delaware corporation (such two corporations being collectively referred to in this Agreement as the “Company”), and                                          (“Indemnitee”).

RECITALS:

A. The Company and Indemnitee recognize the potential difficulty on the part of the Company in obtaining adequate and appropriate amounts of liability insurance for the Company’s directors, officers, employees, agents, and fiduciaries, the significant cost of increased amounts of such insurance, and the limited scope of the coverages provided by such insurance.

B. The Company and Indemnitee further recognize the frequency of corporate litigation in general, subjecting directors, officers, employees, agents, and fiduciaries to extensive litigation risks at the same time as the availability and coverage of liability insurance for persons serving in such capacities may be reduced.

C. Indemnitee does not regard the current liability insurance protection provided by the Company as being adequate, and Indemnitee and other directors, officers, employees, agents, and fiduciaries of the Company may not be willing to continue to serve in such capacities without additional protection.

D. The Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve the Company and, to induce Indemnitee to continue to provide services to the Company, wishes to provide for the indemnification and advancing of expenses to Indemnitee to the maximum extent permitted by applicable law.

E. In view of the considerations set forth above, the Company and Indemnitee desire that Indemnitee be indemnified by the Company as set forth in this Agreement.

NOW, THEREFORE, the Company and Indemnitee hereby agree as follows:

1. Indemnification.

(a) Indemnification of Expenses. If Indemnitee was or is or becomes a party to or a witness or other participant in, or is threatened to be made a party to or witness or other participant in, any threatened, pending, or completed action, suit, proceeding, or alternative dispute resolution method or process (each and all of which are referred to in this Agreement as a “Proceeding”), or in any hearing, inquiry, or investigation that Indemnitee in good faith believes might lead to the institution of any Proceeding (an “Investigative Activity”), whether civil, criminal, administrative, investigative, or another type, by reason of or arising in whole or in part out of (i) the fact that Indemnitee is or was a director, officer, employee, agent, or fiduciary of the Company, or any subsidiary of the Company, (ii) the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee, agent, manager, or fiduciary of another corporation, partnership, limited liability company, joint venture, trust, or other enterprise or entity, or (iii) any action or inaction on the part of Indemnitee while serving in any of the capacities referred to in the preceding clauses (i) and (ii), then the Company shall indemnify Indemnitee to the fullest extent permitted by applicable law against (1) any and all expenses, obligations, and liabilities of any kind (including but not limited to attorneys’ fees and costs) actually incurred by Indemnitee in connection with or as a result of Indemnitee’s investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness in, or participate in any such Proceeding or Investigative Activity, (2) judgments, fines, penalties, and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) actually incurred by Indemnitee or for which Indemnitee becomes liable in connection with or as a result of any such Proceeding or Investigative Activity, and (3) any federal, state, local, or foreign taxes imposed on Indemnitee as a result of Indemnitee’s actual or deemed receipt of any payments under this Agreement (the items referred to in the preceding clauses (1), (2), and (3) being collectively referred to in this Agreement as “Expenses”), including all interest, assessments, and other charges paid or payable in connection with or in respect of the Expenses. Such payment of Expenses shall be made by the Company as soon as practicable but in any event no later than five (5) days after written demand for such payment is presented to the Company by or on behalf of Indemnitee.

(b) Reviewing Party. Notwithstanding the provisions of Section 1(a), (i) the obligations of the Company under Section 1(a) shall be subject to the condition that the Reviewing Party (as described in Section 10(e)) shall not have determined (in a written opinion, in any case in which the Independent Legal Counsel referred to in Section 1(c) is involved) that Indemnitee would not be permitted to be indemnified under applicable law and (ii) the obligation of the Company to make an advance payment of Expenses to Indemnitee pursuant to Section 2(a) (an “Expense Advance”) shall be subject to the condition that, if, when, and to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be indemnified under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all such Expense Advances to which such determination applies; provided, that if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee would be permitted to be indemnified under applicable law, then any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding, and Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect to such matter (and as to which all rights of appeal from such judicial determination have been exhausted or lapsed). Indemnitee’s obligation to reimburse the Company for any Expense Advance shall be unsecured, and no interest shall be charged thereon. If there has not been a Change in Control (as defined in Section 10(c)), then the Reviewing Party shall be selected by the Board of Directors; and if there has been such a Change in Control (other than a Change in Control which has been approved by a majority of the Company’s Board of Directors who were directors immediately prior to such Change in Control), then the Reviewing Party shall be the Independent Legal Counsel referred to in Section 1(c). If there has been no determination by the Reviewing Party or if the Reviewing Party determines that Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, then Indemnitee shall have the right to commence litigation seeking a determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and the Company hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and Indemnitee.

(c) Change in Control. The Company agrees that if there is a Change in Control of the Company (other than a Change in Control which has been approved by a majority of the Company’s Board of Directors who were directors immediately prior to such Change in Control) then, with respect to all matters thereafter arising concerning the rights of Indemnitee to payments of Expenses and to Expense Advances under this Agreement or under the Company’s Certificate of Incorporation or Bylaws as now or hereafter in effect, Independent Legal Counsel (as defined in Section 10(d)) shall be selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld). Such Independent Legal Counsel, among other things, shall render such counsel’s written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee would be permitted to be indemnified under applicable law, and the Company agrees to abide by such opinion. The Company agrees to pay the reasonable fees of any such Independent Legal Counsel and to fully indemnify such counsel against any and all expenses (including attorneys’ fees), claims, and liabilities arising out of or relating to this Agreement or such counsel’s engagement pursuant to this Agreement.

(d) Mandatory Payment of Expenses. Notwithstanding any other provision of this Agreement except Section 9, to the extent that Indemnitee has been successful on the merits or otherwise, including, without limitation, the dismissal of a Proceeding without prejudice, in the defense of any Proceeding or in the defense of any claim, issue, or matter arising in any Proceeding, the Company shall indemnify Indemnitee against all Expenses incurred by Indemnitee in connection with such Proceeding.

2. Expenses; Indemnification Procedure.

(a) Advancement of Expenses. The Company shall advance all Expenses incurred by Indemnitee. The Expense Advances to be made under this Agreement shall be paid by the Company to Indemnitee or at Indemnitee’s direction as soon as practicable but in any event no later than five (5) days after Indemnitee has made written demand to the Company for such payment.

(b) Notice/Cooperation by Indemnitee. Indemnitee shall, as a condition precedent to Indemnitee’s right to be indemnified under this Agreement, give the Company notice in writing as soon as practicable after the commencement of any Proceeding or Investigative Activity with respect to which Indemnitee will or could seek indemnification under this Agreement. In addition, Indemnitee shall provide the Company with such information and cooperation within Indemnitee’s power as the Company reasonably may require with respect to such matter.

(c) No Presumptions; Burden of Proof. For purposes of this Agreement, the termination of any Proceeding by judgment, order, settlement (whether with or without court approval), or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In addition, neither the failure of the Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief nor an actual determination by the Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee would be permitted to be indemnified under applicable law shall be a defense to Indemnitee’s claim for indemnification or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief. In connection with any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified under this Agreement, the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.

(d) Notice to Insurers. If, at the time of the receipt by the Company of a notice from Indemnitee of a Proceeding or Investigative Activity pursuant to Section 2(b), the Company has liability insurance in effect which may be applicable to such Proceeding or Investigative Activity, then the Company shall give prompt notice of the commencement of such Proceeding or Investigative Activity to the insurers in accordance with the procedures set forth in the respective policies. The Company thereafter shall take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable in connection with or as a result of such Proceeding or Investigative Activity in accordance with the terms of such policies.

(e) Selection of Counsel. If the Company is obligated under this Agreement to pay the Expenses of Indemnitee in connection with any Proceeding or Investigative Activity, then the Company, if appropriate, shall be entitled to assume the defense of Indemnitee in such Proceeding or to represent Indemnitee in such Investigative Activity with counsel approved by Indemnitee, upon the Company’s delivery to Indemnitee of written notice of the Company’s election so to do. After delivery of such notice, approval of such counsel by Indemnitee, and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Proceeding or Investigative Activity; provided, that (i) Indemnitee shall have the right to employ Indemnitee’s counsel in any such Proceeding or Investigative Activity at Indemnitee’s expense and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense or other representation, or (C) the Company shall not continue to retain counsel to defend Indemnitee in such Proceeding or Investigative Activity, then the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company.

3. Additional Indemnification Rights; Nonexclusivity.

(a) Scope. The Company agrees to indemnify Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company’s Certificate of Incorporation, the Company’s Bylaws, or by statute. In the event of any change after the date of this Agreement in any applicable law, statute, or rule which expands the right of a Delaware corporation to indemnify a member of its Board of Directors or an officer, employee, agent, or fiduciary, Indemnitee and the Company intend that Indemnitee shall enjoy by this Agreement the greater benefits afforded by such change. In the event of any change in any applicable law, statute, or rule which narrows the right of a Delaware corporation to indemnify a member of its Board of Directors or an officer, employee, agent, or fiduciary, such change, to the extent not required by such law, statute, or rule to be applied to this Agreement, shall have no effect on this Agreement or the rights and obligations of Indemnitee and the Company under this Agreement except as set forth in Section 8(a).

(b) Nonexclusivity. The indemnification provided by this Agreement shall be in addition to any rights to which Indemnitee may be entitled under the Company’s Certificate of Incorporation or Bylaws, any other agreement, any vote of stockholders or disinterested directors, the General Corporation Law of the State of Delaware, or otherwise. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken by Indemnitee while serving in an indemnified capacity even though Indemnitee may have ceased to serve in such capacity.

4. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any Proceeding or Investigative Action to the extent that Indemnitee has otherwise actually received payment (whether under any insurance policy maintained by the Company under Section 7, the Company’s Certificate of Incorporation or Bylaws, or otherwise) of the amounts otherwise indemnifiable under this Agreement.

5. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses incurred in connection with a Proceeding or Investigative Activity but not for the total amount of such Expenses, then the Company nevertheless shall indemnify Indemnitee for the portion of such Expenses to which Indemnitee is entitled.

6. Mutual Acknowledgment. Both the Company and Indemnitee acknowledge that in certain instances Federal law or applicable public policy may prohibit the Company from indemnifying its directors, officers, employees, agents, or fiduciaries under this Agreement or otherwise. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the Securities and Exchange Commission in certain circumstances to submit to a court the question of whether indemnification of Indemnitee is against public policy and to be governed by the final adjudication of such issue, and Indemnitee agrees to be bound by such final adjudication.

7. Liability Insurance. To the extent the Company maintains liability insurance policies applicable to its directors, officers, employees, agents, or fiduciaries, Indemnitee shall be covered by such policies in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured (i) of the Company’s directors, if Indemnitee is a director or (ii) of the Company’s officers, if Indemnitee is not a director of the Company but is an officer of the Company or (iii) of the Company’s key employees, agents, or fiduciaries, if Indemnitee is not an officer or director of the Company but is a key employee, agent, or fiduciary of the Company. The Company promptly shall notify Indemnitee in advance of (i) any proposed cancellation of a policy referred to in this Section 7 as a result of a breach by the Company or (ii) the Company’s intent not to procure a reasonable amount of liability insurance that covers Indemnitee.

8. Exceptions. Notwithstanding any other provision in this Agreement to the contrary, the Company shall not be obligated pursuant to the terms of this Agreement:

(a) Excluded Action or Omissions. To indemnify Indemnitee for acts, omissions, or transactions from which Indemnitee may not be relieved of liability under applicable law;

(b) Claims Initiated by Indemnitee. To indemnify or advance expenses to Indemnitee in connection with an action or proceeding initiated or brought voluntarily by Indemnitee and not by way of defense, except (i) with respect to actions or proceedings brought to establish or enforce Indemnitee’s right to indemnification under this Agreement, any other agreement, any insurance policy, or the Company’s Certificate of Incorporation or Bylaws as now or hereafter in effect relating to Indemnitee’s right to indemnification, (ii) in specific cases if the Board of Directors has approved the initiation or bringing of such action or proceeding, or (iii) as otherwise required under Section 145 of the General Corporation Law of Delaware, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of expenses, or insurance recovery, as the case may be;

(c) Lack of Good Faith. To indemnify Indemnitee for any expenses incurred by Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such proceeding was not made in good faith or was frivolous; or

(d) Claims Under Section 16(b). To indemnify Indemnitee for expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

9. Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee or against Indemnitee’s estate, spouse, heirs, executors, or personal or legal representatives after the expiration of two (2) years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, that if any shorter period of limitations is otherwise applicable to any such cause of action, then such shorter period shall govern.

10.	Construction of Certain Phrases.

(a) For purposes of this Agreement, references to the “Company” shall include, in addition to the resulting or surviving corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, agents, or fiduciaries, so that if Indemnitee is or was a director, officer, employee, agent, or fiduciary of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, agent, manager, or fiduciary of another corporation, partnership, limited liability company, joint venture, employee benefit plan, trust, or other enterprise or entity, then Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have stood with respect to such constituent corporation if its separate existence had continued.

(b) For purposes of this Agreement, references to “other enterprise” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee, agent, or fiduciary of the Company which imposes duties on, or involves services by, such director, officer, employee, agent, or fiduciary with respect to an employee benefit plan or its participants or beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interests of the participants and beneficiaries of an employee benefit plan, then Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

(c) For purposes of this Agreement, a “Change of Control” shall be deemed to have occurred upon the happening of any of the following events:

(i)	The Company is merged or consolidated into another corporation or entity, and immediately after such merger or consolidation becomes effective the holders of a majority of the outstanding shares of voting capital stock of the Company immediately prior to the effectiveness of such merger or consolidation do not own (directly or indirectly) a majority of the outstanding shares of voting capital stock or other equity interests having voting rights of the surviving or resulting corporation or other entity in such merger or consolidation;

(ii)	any person, entity, or group of persons within the meaning of Sections 13(d) or 14(d) of the Securities Exchange Act of 1934 (the “1934 Act”) and the rules promulgated thereunder becomes the beneficial owner (within the meaning of Rule 13d-3 under the 1934 Act) of thirty percent (30%) or more of the outstanding voting capital stock of the Company;

(iii)	the Common Stock of the Company ceases to be publicly traded because of an issuer tender offer or other “going private” transaction (other than a transaction sponsored by the then current management of the Company);

(iv)	the Company dissolves or sells or otherwise disposes of all or substantially all of its property and assets (other than to an entity or group of entities which is then under common majority ownership (directly or indirectly) with the Company);

(v)	in one or more substantially concurrent transactions or in a series of related transactions, the Company directly or indirectly disposes of a portion or portions of its business operations (collectively, the “Sold Business”) other than by ceasing to conduct the Sold Business without its being acquired by a third party (regardless of the entity or entities through which the Company conducted the Sold Business and regardless of whether such disposition is accomplished through a sale of assets, the transfer of ownership of an entity or entities, a merger, or in some other manner) and either (1) the fair market value of the consideration received or to be received by the Company for the Sold Business is equal to at least fifty percent (50%) of the market value of the outstanding Common Stock of the Company determined by multiplying the average of the closing prices for the Common Stock of the Company on the thirty (30) trading days immediately preceding the date of the first public announcement of the proposed disposition of the Sold Business by the average of the numbers of outstanding shares of Common Stock on such thirty (30) trading days or (2) the revenues of the Sold Business during the most recent four (4) calendar quarters ended prior to the first public announcement of the proposed disposition of the Sold Business represented fifty percent (50%) or more of the total consolidated revenues of the Company during such four (4) calendar quarters; or

(vi)	during any period of two (2) consecutive years or less, individuals who at the beginning of such period constituted the Board of Directors of the Company cease, for any reason, to constitute at least a majority of the Board of Directors of the Company, unless the election or nomination for election of each new director of the Company who took office during such period was approved by a vote of at least seventy-five percent (75%) of the directors of the Company still in office at the time of such election or nomination for election who were directors of the Company at the beginning of such period.

(d) For purposes of this Agreement, “Independent Legal Counsel” shall mean an attorney or firm of attorneys, selected in accordance with the provisions of Section 1(c), who shall not have otherwise performed services for the Company or Indemnitee within the last three years (other than with respect to matters concerning the rights of Indemnitee under this Agreement or of other indemnitees under similar indemnity agreements).

(e) For purposes of this Agreement, a “Reviewing Party” shall mean (i) an appropriate person or body consisting of a member or members of the Company’s Board of Directors or any other person or body appointed by the Board of Directors who is not a party to the particular Proceeding or Investigative Activity with respect to which Indemnitee is seeking indemnification or (ii) Independent Legal Counsel.

11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

12. Binding Effect; Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by Indemnitee and the Company and their respective successors (including any direct or indirect successor by purchase, merger, consolidation, or otherwise to all or substantially all of the business or assets of the Company), assigns, spouses, heirs, and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation, or otherwise) to all, substantially all, or a substantial part of the business or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as a director, officer, employee, agent, or fiduciary of the Company or of any other enterprise at the Company’s request.

13. Attorney’s Fees. If any action is instituted by Indemnitee under this Agreement or under any liability insurance policies maintained by the Company to enforce or interpret any of the terms of this Agreement or of such insurance policies, then Indemnitee shall be entitled to be reimbursed by the Company for all Expenses actually incurred by Indemnitee with respect to such action, regardless of whether Indemnitee is ultimately successful in such action, and shall be entitled to the advancement of Expenses with respect to such action, unless, as a part of such action, a court of competent jurisdiction over such action determines that each of the material assertions made by Indemnitee as a basis for such action was not made in good faith or was frivolous. In the case of an action instituted by or in the name of the Company under this Agreement to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be reimbursed by the Company for all Expenses incurred by Indemnitee in defense of such action (including costs and expenses incurred with respect to Indemnitee’s counterclaims and cross-claims made in such action) and shall be entitled to the advancement of Expenses with respect to such action, unless, as a part of such action, a court having jurisdiction over such action determines that each of Indemnitee’s material defenses to such action was made in bad faith or was frivolous.

14. Notice. All notices and other communications required or permitted under this Agreement shall be in writing, shall be effective when given, and shall in any event be deemed to have been given (i) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if sent by regular first-class or certified mail, (ii) upon delivery, if delivered by hand, (iii) one (1) business day after the business day of deposit with a national overnight express delivery service for next-business-day delivery, or (iv) one (1) day after the business day of delivery by facsimile transmission, if delivered by facsimile transmission, with a copy by first-class mail postage-prepaid, and shall be addressed if to Indemnitee at Indemnitee’s address as set forth beneath Indemnitee’s signature to this Agreement and if to the Company at the address of its principal corporate office (Attention: General Counsel) or at such other address as such party may designate by ten (10) days’ advance written notice to the other party to this Agreement.

15. Consent to Jurisdiction. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be commenced, prosecuted, and continued only in the Court of Chancery of the State of Delaware in and for New Castle County, which shall be the exclusive and only proper forum for adjudicating such a claim.

16. Severability. The provisions of this Agreement shall be severable in the event that any of the provisions of this Agreement (including any provision within a single section, paragraph, or sentence) are held by a court of competent jurisdiction to be invalid, void, or otherwise unenforceable; and the remaining provisions of this Agreement shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of this Agreement containing any provision held to be invalid, void, or otherwise unenforceable that is not itself invalid, void, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal, or unenforceable.

17. Choice of Law. This Agreement shall be governed by and its provisions construed and enforced in accordance with the laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely within the State of Delaware, without regard to the conflict of laws principles.

18. Subrogation. In the event of payment by the Company to Indemnitee under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and perform all acts that reasonably may be necessary to secure such subrogation rights and to enable the Company effectively to bring suit to enforce such rights.

19. Amendment and Termination. No amendment, modification, termination, or cancellation of this Agreement shall be effective unless it is in writing signed by both the Company and Indemitee. No waiver of any of the provisions of this Agreement shall be deemed to be or shall constitute a waiver of any other provisions of this Agreement (whether or not similar) nor shall such waiver constitute a continuing waiver.

20. Integration and Entire Agreement. This Agreement sets forth the entire understanding between the Company and Indemnitee with respect to the subject matter of this Agreement and supersedes and merges all previous written and oral negotiations, commitments, understandings, and agreements between the Company and Indemnitee relating to the subject matter of this Agreement.

21. No Construction as Employment Agreement. Nothing contained in this Agreement shall be construed to give Indemnitee any right to be retained in the employ of the Company or any of its subsidiaries or to serve on the Board of Directors of the Company or any of its subsidiaries or to hold any other position as a representative or designee of the Company or any of its subsidiaries.

CSG SYSTEMS INTERNATIONAL, INC., a Delaware corporation

By:
President and Chief Executive Officer

Address:	9555 Maroon Circle
Englewood, CO 80112

CSG SYSTEMS, INC., a Delaware corporation

By:
President and Chief Executive Officer

Address:	9555 Maroon Circle
Englewood, CO 80112

AGREED TO AND ACCEPTED BY:

INDEMNITEE

(Signature)

(Typed or Printed Name)

(Address)

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